UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
On June 21, 2016, in accordance with the Charter of the Lead Independent Director adopted by Horizon Bancorp (“Horizon”), the independent directors of the Board of Directors reelected incumbent independent Director Daniel F. Hopp to serve another three-year term as Horizon’s Lead Director.  The Lead Director serves as a principal liaison between the independent Directors, all Board members, the Chairman and Chief Executive Officer and other members of senior management on matters including corporate policy, strategy and executive management performance. Mr. Hopp has served in this role since July 2013.

Mr. Hopp retired in June 2011 as Senior Vice President, Corporate Affairs, and General Counsel of Whirlpool Corporation, a Fortune 500 company located within Horizon’s market area. Mr. Hopp has extensive knowledge and experience in manufacturing, management of a large and complex organization, corporate law and the rules and regulations applicable to large publicly traded companies. He has served on Horizon Bancorp’s Board of Directors since 2005 and on the Board of Directors of Horizon Bank, N.A., Horizon Bancorp’s wholly owned banking subsidiary, since 2004.

Mr. Hopp’s new term as Lead Director will expire in July 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 22, 2016	HORIZON BANCORP

	By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman and Chief Executive Officer